Incorporated Under the Laws of the

State of Nevada

Number Shares

                                                                                                                                                                                                      Common Stock GB Sciences, Inc. 400,000,000 Authorized Shares

                                                                                                                                                                                                                                                                                                                                                                                     Cusip 399847 10 2 par value $.0001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of GB Sciences, Inc. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Secretary SEAL Chief Executive Officer